EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 19, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (August 2008 – July 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.5%	1.5%	-3.7%	-12.3%	-3.9%	-4.3%	0.6%	-4.3%	10.5%	-26.5%	-0.4	-0.5
B**	0.5%	1.5%	-4.0%	-12.9%	-4.5%	-4.9%	-0.2%	-4.9%	10.5%	-28.6%	-0.4	-0.6
Legacy 1***	0.5%	1.6%	-2.5%	-10.3%	-1.9%	N/A	N/A	-3.6%	10.5%	-20.8%	-0.3	-0.5
Legacy 2***	0.5%	1.6%	-2.6%	-10.5%	-2.3%	N/A	N/A	-3.9%	10.5%	-21.4%	-0.3	-0.5
Global 1***	0.5%	1.6%	-2.2%	-9.9%	-2.6%	N/A	N/A	-4.3%	10.1%	-20.0%	-0.4	-0.5
Global 2***	0.5%	1.6%	-2.3%	-10.0%	-2.8%	N/A	N/A	-4.6%	10.0%	-21.0%	-0.4	-0.6
Global 3***	0.5%	1.6%	-3.2%	-11.6%	-4.5%	N/A	N/A	-6.3%	10.0%	-26.6%	-0.6	-0.8

S&P 500 Total Return Index****	0.7%	5.5%	20.0%	25.4%	17.9%	8.3%	7.7%	8.3%	18.5%	-41.8%	0.5	0.6
Barclays Capital U.S. Long Gov Index****	1.4%	-0.7%	-8.5%	-11.7%	5.8%	7.4%	7.0%	7.4%	13.7%	-12.3%	0.6	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	39%					39%
Energy	14%	Long	Crude Oil	4.6%	Long	14%	Long	Crude Oil	4.6%	Long
			Brent Crude Oil	3.1%	Long			Brent Crude Oil	3.1%	Long
Grains/Foods	14%	Short	Soybeans	2.5%	Long	14%	Short	Soybeans	2.5%	Long
			Wheat	2.3%	Short			Wheat	2.3%	Short
Metals	11%	Short	Gold	3.2%	Short	11%	Short	Gold	3.2%	Short
			Copper LME	1.7%	Short			Copper LME	1.7%	Short
FINANCIALS	61%					61%
Currencies	26%	Long $	Japanese Yen	3.1%	Short	26%	Long $	Japanese Yen	3.1%	Short
			Euro / Japanese Yen	2.0%	Long			Euro / Japanese Yen	1.9%	Long
Equities	24%	Long	S&P 500	4.6%	Long	24%	Long	S&P 500	4.6%	Long
			Nasdaq	2.3%	Long			Nasdaq	2.3%	Long
Fixed Income	11%	Long	Bunds	2.0%	Long	11%	Long	Bunds	2.0%	Long
			Australian Bills	1.6%	Long			Australian Bills	1.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied to a 12-month high as the industry reported a larger-than-expected decline in domestic inventories.  Natural gas markets also moved higher, as recent head waves reduced domestic supplies.

Grains/Foods
Corn prices fell sharply to a new 30-month low as an improved weather outlook supported forecasts for strong output for this year’s harvest.  Coffee prices rose nearly 3% as frost and excessive rain in Brazil weighed on supply forecasts.  Cocoa markets rallied as industry data showed a large increase in usage by North American processors.

Metals
Gold markets rallied following testimony from the Federal Reserve Chairman which stated there was no set timeline for a reduction in U.S. bond buying.  Prices were also supported by safe-haven buying fostered by news the city of Detroit filed for bankruptcy protection and Moody’s Investor Services had downgraded Chicago’s debt rating.  Base metals prices generally fell, pressured by weak U.S. construction data.

Currencies
The British pound strengthened against counterparts as bullish employment and retails sales data supported the outlook for the UK economy.  The New Zealand dollar registered gains as a result of optimistic investor confidence.  Japan’s yen generally fell on pressure created by speculators who believe the upcoming national elections would strengthen the Japanese government’s ability to use quantitative easing to continue to aid the economy

Equities
The Nikkei 225 rallied as a substantially weaker yen supported the nation’s export industries.  European and North American equity markets finished higher, fueled by speculation of ongoing quantitative easing in the U.S.

Fixed Income
U.S. Treasury markets moved higher as the Federal Reserve’s comments eased concerns regarding a near-term shift in quantitative easing measures.  Reports of elevated Chinese demand for U.S. Treasuries also pushed prices higher.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.